Exhibit 99.1

AITX's RAD Confirms Immix, AWS, and Circadian Risk Participation at ISC West 2026

Full Detection Through Resolution Stack Demonstrated Across Risk, Monitoring, and Response

Detroit, Michigan, February 12, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today expanded on its previously announced participation at ISC West 2026, confirming that Immix®, Amazon1 Web Services (AWS) and Circadian Risk will join RAD in presenting what the Company believes attendees will recognize as the industry's only complete Detection through Resolution stack, demonstrated live across risk assessment, autonomous detection, intelligent decisioning, and real time response within a unified ecosystem powered by SARA™.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
immix
aws
CIRCADIAN RISK
ISC WEST
March 23-27, 2026
Booth 21117
The Venetian Expo, Las Vegas

RAD and strategic collaborators Immix, AWS, and Circadian Risk at ISC West 2026 demonstrating unified autonomous security across risk, monitoring, and response.

At Booth 21117 inside The Venetian Expo, RAD will present ROAMEO™, RIO™ Mini, ROSA™, AVA™, and  RADCam™ Enterprise, alongside the first live demonstrations of RAM™ units, all orchestrated by multiple SARA (Speaking Autonomous Responsive Agent) agentic AI platform demonstration stations operating in real time. Immix will be featured within the booth environment to showcase live monitoring integration, while Circadian Risk will present its risk assessment software as the strategic entry point to modern security design. The Company will also host a registration-required Customer Appreciation event on Tuesday evening, on the opening night of the show, bringing together clients, channel partners, and industry leaders for direct engagement with RAD's leadership and technology teams.

SARA returns to ISC West following last year's breakout performance at the SIA New Product Showcase Awards, where it earned both the Judges' Choice Award and top category honors, underscoring its position as the intelligence engine behind RAD's autonomous security ecosystem.

RAD will present a complete Detection through Resolution architecture operating as a unified system. The live environment will connect Circadian Risk's quantified vulnerability assessment, SARA powered autonomous devices, professional monitoring integration with Immix, and cloud infrastructure supported by AWS into a coordinated framework designed to detect, evaluate, respond, and document security events in real time. The demonstration is intended to show how modern security programs can move beyond isolated tools toward an integrated operational model built for execution.

"Our booth will demonstrate something we believe the industry will be very interested in," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "A complete security architecture that connects risk assessment, detection, analysis, and autonomous action in real time. The industry has discussed automation for years. We built an ecosystem designed to execute. ISC West is where serious operators evaluate what is real. We intend to demonstrate a complete solution functioning live, not a concept."

The expanded ISC West presence reflects RAD's deepening alignment with key industry platforms and infrastructure providers. Immix will be featured within the booth environment to demonstrate live professional monitoring integration, Circadian Risk will present its risk assessment software as the strategic foundation for modern security planning, and SARA's development, supported through engagement with the AWS, will be demonstrated operating at enterprise scale. Together, these collaborations underscore RAD's commitment to delivering a coordinated security architecture rather than standalone devices.

RAD and Immix are actively evaluating additional collaborative opportunities that may be introduced in conjunction with ISC West, reflecting the accelerating depth of their strategic alignment.

"Security failures are not abstract," said Troy McCanna, former FBI Special Agent, Chief Security Officer and Chief Revenue Officer of RAD. "They result in loss, liability, and sometimes physical harm. What determines the outcome is speed and clarity of response. When a system can assess a situation, initiate deterrence, escalate appropriately, and document the event without delay, the impact is measurable. What we are demonstrating at ISC West is not incremental improvement. It is operational consequence management."

Reinharz will present a featured session titled Built to Act Designing for Autonomous Security Response on Wednesday, March 25. The presentation will address the industry's transition from passive detection to systems engineered for autonomous execution in real time. Drawing on field deployments and platform architecture, Reinharz will examine how voice intervention, edge intelligence, and cloud orchestration are redefining perimeter security, mobile patrol, and site wide operations for organizations that require measurable performance rather than delayed reaction.

Security executives, integrators, channel partners, and members of the media are encouraged to engage with RAD at Booth 21117 during ISC West 2026. The booth will operate as a live demonstration environment where attendees can evaluate SARA powered systems in action, discuss architecture and deployment strategy with technical and executive leadership, and examine how autonomous response is performing across active field deployments. Meetings may be coordinated in advance or scheduled onsite throughout the event.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry2 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those regarding the anticipated performance of the Detection through Resolution stack, are based on current expectations and are subject to substantial risks.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 Amazon Web Services, AWS, and all related marks are trademarks of Amazon.com, Inc. or its affiliates.

2 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/